Power of Attorney Know all by these presents, that the undersigned hereby constitutes and appoints each of: (i) the Chief Financial Officer of Unity Software Inc., a Delaware corporation (the “Company”), who is currently Jarrod Yahes, (ii) the Company’s Chief Legal Officer, who is currently Rebecca Boyden; (iii) the Company’s Assistant Corporate Secretary who is currently Connie Wu, and their respective successors (including anyone serving in such capacities on an interim or acting basis), and (iv) Kirsty Pretorius, Senior Counsel, signing individually, with full powers of substitution, as the undersigned’s true and lawful attorneys-in fact and agents to:  (1) prepare, execute, and submit, in the undersigned’s name and on the undersigned’s behalf, any and all documents, applications, forms, amendments, certifications, and other information necessary or appropriate to obtain, maintain, update, reset, or otherwise manage EDGAR access codes, passwords, credentials, permissions, and related authorizations with the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, enrolling the undersigned in EDGAR Next and preparing, executing, and submitting to the SEC a Form ID and any amendments thereto, in each case as necessary or appropriate to enable the undersigned to make electronic filings of reports with the SEC; (2) act as an account administrator for the undersigned's EDGAR account, including: (i) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities; (ii) maintaining the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; (iv) acting as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; (3) cause the Company to accept a delegation of authority from any of the undersigned's EDGAR account administrators and, pursuant to that delegation, authorize the Company's EDGAR account administrators to appoint, remove or replace users for the undersigned's EDGAR account; (4) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or greater than 10% stockholder of the Company, Forms 3, 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended and the rules thereunder and Forms 144 in accordance with Rule 144 of the Securities Act of 1933, as amended;  (5) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, or Form 144 (including any amendments thereto) and timely file such forms with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and (6) take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended or Rule 144 of the Securities Act of 1933, as amended. This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 and Forms 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company. ***** The undersigned has caused this Power of Attorney to be executed as of ____________________________, 2026.      Name: Michael Lieb ____________________________  The foregoing instrument was acknowledged before me this _____ day of July 2026, by MICHAEL LIEB. This electronic notarial act involved a remote online appearance involving the use of communication technology. Name:_______________ Notary Public My commission expires:____________ Seal: